UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2012

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words.  In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.  These risks, uncertainties, and factors specific to the Alcan Cable acquisition include, but are not limited to: (1) the risk that the proposed acquisition could disrupt the plans and operations of the Company, Alcan Cable or both and the potential difficulties of employee retention as a result of the acquisition, and (2) the risk that the Company may not realize the expected financial and other benefits from the proposed acquisition.  The foregoing factors should not be construed as exhaustive and should be read in conjunction with the risk factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date.  Forward looking statements reflect the views and assumptions of management as of the date of this Current Report with respect to future events.  The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this Current Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 7.01 Regulation FD Disclosure.

On September 4, 2012, pursuant to the Purchase Agreement, dated as of May 18, 2012 (the “Purchase Agreement”), by and among the Company and Rio Tinto Alcan Inc., a corporation organized under the Canada Business Corporations Act (“RTA”), Alcan Asia Limited, a company limited by shares organized under the laws of Hong Kong (“Alcan Asia”), and Alcan Corporation, a Texas corporation (“Alcan Corp.” and, collectively with RTA and Alcan Asia, the “Sellers”), the Company completed its acquisition of the North American portion of the Sellers’ worldwide wire and cable business (the “Business”).  The Company paid approximately $151.0 million in cash to the Sellers in consideration for the North American portion of the Business acquired, subject to customary adjustments primarily related to working capital levels at closing.

For additional information regarding the acquisition of the Business, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2012 and the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 3, 2012, which Form 10-Q had filed as an exhibit the Purchase Agreement and included disclosure regarding the receipt of necessary regulatory approvals required for the closing of the North American portion of the Business.

On September 4, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.  The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)       The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

September 4, 2012	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

99.1	General Cable Corporation Press Release dated September 4, 2012	Furnished
Herewith